UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014 (May 14, 2014)

USG Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 1-8864
Delaware	36-3329400
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois	60661-3676
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (312) 436-4000

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Effective upon the adjournment of USG Corporation’s (the “Corporation’s”) annual meeting of stockholders on May 14, 2014, and as required by the director retirement policy contained in the Corporation’s Corporate Governance Guidelines and Bylaws, W. Douglas Ford retired from the Corporation’s Board of Directors.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Corporation held its 2014 annual meeting of stockholders on May 14, 2014. At the annual meeting, the stockholders considered three proposals, each of which is described in more detail in the Corporation's proxy statement for the meeting. The matters voted upon at the annual meeting and the results of the votes were as follows:

Proposal 1.    Election of four directors for a three-year term to expire in 2017.

	FOR	WITHHOLD	BROKER NON-VOTE
Matthew Carter Jr.	101,086,509	5,196,343	20,160,962
Gretchen R. Haggerty	104,813,212	1,469,640	20,160,962
Richard P. Lavin	103,506,560	2,776,292	20,160,962
James S. Metcalf	104,188,633	2,094,219	20,160,962

Proposal 2.	Ratification of appointment of Deloitte & Touche LLP as the Corporation's independent registered public accountants for 2014.

FOR	AGAINST	ABSTAIN
125,244,098	1,085,586	114,130

Proposal 3.	Approval, by advisory vote, of the compensation of the Corporation’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
103,882,794	2,070,704	329,354	20,160,962

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By:	/s/ Stanley L. Ferguson
Name: Stanley L. Ferguson
Title: Executive Vice President,
General Counsel and Secretary

Date: May 15, 2014